 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2019

Commission File Number	Exact Name of Registrant; State of Incorporation; Address and Telephone Number of Principal Executive Offices	I.R.S. Employer Identification No.
001-32871	COMCAST CORPORATION	27-0000798
PENNSYLVANIA One Comcast Center Philadelphia, PA 19103-2838 (215) 286-1700
001-36438	NBCUNIVERSAL MEDIA, LLC	14-1682529
DELAWARE 30 Rockefeller Plaza New York, NY 10112-0015 (212) 664-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Comcast Corporation:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	CMCSA	Nasdaq Global Select Market
2.0% Exchangeable Subordinated Debentures due 2029	CCZ	New York Stock Exchange
5.50% Notes due 2029	CCGBP29	New York Stock Exchange
9.455% Guaranteed Notes due 2022	CMCSA/22	New York Stock Exchange

NBCUniversal Media, LLC: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Comcast Corporation	☐

NBCUniversal Media, LLC	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Comcast Corporation	☐

NBCUniversal Media, LLC	☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 2 and Extension Agreement to Revolving Credit Agreement

As previously disclosed, on May 26, 2016, Comcast Corporation (“Comcast”) entered into an unsecured revolving credit agreement (as amended on April 27, 2018 and as supplemented on September 21, 2018, the “Comcast Revolving Credit Agreement”) among Comcast, the financial institutions party thereto as lenders (the “Revolving Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A., as syndication agent, and Morgan Stanley MUFG Loan Partners, LLC, Wells Fargo Bank, National Association and Mizuho Bank, Ltd., as co-documentation agents. JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., Morgan Stanley MUFG Loan Partners, LLC, Wells Fargo Securities, LLC and Mizuho Bank, Ltd. acted as joint lead arrangers and joint bookrunners.

On June 18, 2019, Comcast and the Revolving Lenders entered into the second amendment and extension agreement to the Comcast Revolving Credit Agreement (“Comcast Amendment No. 2”), which, among other things, extends the Revolving Termination Date (as defined therein) from May 26, 2021 to May 26, 2022. In addition, Comcast Amendment No. 2 makes other changes to the Comcast Revolving Credit Agreement to amend various interest rate component definitions and to update certain provisions relating to the potential discontinuation of LIBOR as a benchmark rate. The total commitments under the Comcast Revolving Credit Agreement remains $7,611,000,000.

In the ordinary course of their respective businesses, certain of the Revolving Lenders and the other parties to the Comcast Revolving Credit Agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with Comcast and its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

The description above is a summary and is qualified in its entirety by Comcast Amendment No. 2, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, on May 26, 2016, NBCUniversal Enterprise, Inc. (“NBCUniversal Enterprise”) entered into a revolving credit agreement (as supplemented on September 21, 2018, the “Enterprise Revolving Credit Agreement”) with various financial institutions. On June 18, 2019, NBCUniversal Enterprise and the existing lenders entered into the first amendment and extension agreement to the Enterprise Revolving Credit Agreement (“Enterprise Amendment No. 1”), which, among other things, extends the Revolving Termination Date (as defined therein) from May 26, 2021 to May 26, 2022. In addition, Enterprise Amendment No. 1 makes other changes to the Enterprise Revolving Credit Agreement to amend various interest rate component definitions and to update certain provisions relating to the potential discontinuation of LIBOR as a benchmark rate. The total commitments under Enterprise Revolving Credit Agreement remains $1,617,000,000.

Comcast does not intend for this Item 7.01 to be treated as “filed” under the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 2 to Credit Agreement and Extension Agreement, dated June 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	June 19, 2019	By:	/s/ Thomas J. Reid
			Name:	Thomas J. Reid
			Title:	Senior Executive Vice President, General Counsel and Secretary

NBCUNIVERSAL MEDIA, LLC

Date:	June 19, 2019	By:	/s/ Thomas J. Reid
			Name:	Thomas J. Reid
			Title:	Senior Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2 to Credit Agreement and Extension Agreement, dated June 18, 2019.